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                                                                    Exhibit 23.1

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 29, 2002, except as to Notes 18 and 20 which are as of July 30, 2002, relating to the consolidated financial statements and our report dated May 29, 2002 relating to the financial statement schedule of Loews Cineplex Entertainment Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Selected Historical Financial and Operating Data" and "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
August 5, 2002